Exhibit 8.2

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3603
Majuro, MH 96960	Email: dreeder@ntamar.net
simpson@otenet.gr

May 29, 2008

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong F4 00000

China

Re: Seaspan Corporation– Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Seaspan Corporation, a non-resident domestic corporation formed under the laws of the RMI (the “Corporation”), in connection with the offer and sale of common shares (the “Common Shares”), pursuant to a Registration Statement filed by the Corporation on Form F-3 with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended, through the date hereof (the “Registration Statement”), and the prospectus (the “Prospectus”), of the Corporation included in the Registration Statement.

In connection therewith, we have prepared the discussion regarding Marshall Islands tax consequences set forth in the Prospectus under the caption “Non-U.S. Tax Considerations Related to the Plan—Marshall Islands Tax Consequences” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Corporation, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/S/ DENNIS J. REEDER
Dennis J. Reeder
Reeder & Simpson, P.C.